UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of Yelp Inc. (the “Company”) has established April 13, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Because the date of the 2016 Annual Meeting will be more than 30 days prior to the anniversary of the Company’s 2015 Annual Meeting of Stockholders, the Company is informing stockholders of the change in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has not changed the deadline for the receipt of proposals to be considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting. To be considered for inclusion in next year’s proxy materials, stockholders must submit their proposals, in writing, by December 12, 2015 to our Corporate Secretary at 140 New Montgomery Street, 9th Floor, San Francisco, California 94105, and must comply with all applicable requirements of Rule 14a-8 under the Exchange Act.

Because the 2016 Annual Meeting will be more than 30 days prior to the anniversary of the 2015 Annual Meeting of Stockholders, the Company’s Bylaws provide that stockholders who wish to bring a proposal or nominate a director at the 2016 Annual Meeting, but who are not requesting that the proposal or nomination be included in the Company’s proxy materials, must notify our Corporate Secretary, in writing, not earlier than the close of business on December 15, 2015 and not later than the close of business on January 14, 2016. Stockholders are advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2015	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer